Exhibit 1.2
Pricing Agreement
March 23, 2007
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
and
Morgan Stanley & Co. Incorporated
1585 Broadway, 10th Floor
New York, New York 10036
as Representatives of the Underwriters named in Schedule I hereto
Ladies and Gentlemen:
     SLM Funding LLC, a Delaware limited liability company (the “Company”), and SLM Education Credit Finance Corporation, a Delaware corporation (“SLM ECFC”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 22, 2007 (the “Underwriting Agreement”), between the Company, SLM ECFC and SLM Corporation, on the one hand, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters with respect to the Designated Securities in Schedule I hereto, on the other hand, that the Company, (i) having caused the formation of the trust (the “Trust”) pursuant to a trust agreement, dated as of January 2, 2007 (the “Initial Trust Agreement”), between the Company, The Bank of New York (Delaware), as Delaware Trustee (the “Delaware Trustee”) and Chase Bank USA, National Association, as trustee, (the “Trustee”) will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Delaware Trustee, The Bank of New York Trust Company, N.A. as Trustee (the “Trustee”), and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Student Loan-Backed Notes (the “Notes”) specified in Schedule II hereto (the “Designated Securities”). The Notes will be issued and secured pursuant to the Indenture, dated as of March 29, 2007 (the “Indenture”), among the Trust, the Trustee and The Bank of New York, a New York banking corporation, as indenture trustee (the “Indenture Trustee”).

     Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the Pre-Pricing Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus and the Pre-Pricing Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus and the Pre-Pricing Disclosure Package as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
     The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.
     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.
     During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLM ECFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.
     Each Underwriter represents and agrees that:
     (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect acquire, hold, manage or dispose of investments (as principal or agent) for purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”);
     (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the FSMA, received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and
     (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
     If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company, SLM ECFC and SLM Corporation. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, SLM ECFC and SLM Corporation for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

Very truly yours,

SLM Funding LLC

By:	/S/ J. LANCE FRANKE
Name: J. Lance Franke Title: Vice President

SLM Education Credit Finance Corporation

By:	/S/ J. LANCE FRANKE
Name: J. Lance Franke Title: Vice President

Accepted and agreed with respect to Sections 6(b), 9, 11, 12 and 14 of the Underwriting Agreement:

SLM Corporation

By:	/S/ J. LANCE FRANKE
Name: J. Lance Franke Title: Senior Vice President
Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/S/ JONATHAN CLARK
	Name: Title:	Jonathan Clark Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/S/ JAMES P. MURPHY
	Name: Title:	James P. Murphy Director

By:	/S/ RANDAL JOHNSON, CFA
	Name: Title:	Randal Johnson, CFA Vice President

MORGAN STANLEY & CO. INCORPORATED

By:	/S/ JACK KATTAN
	Name: Title:	Jack Kattan Managing Director
As Representatives of the Underwriters named in Schedule I hereto

SCHEDULE I
Amount of Designated Securities to be Purchased

Underwriters	Class A-1	Class A-2	Class A-3	Class A-4
Credit Suisse Securities USA LLC	$125,200,000	$113,200,000	$43,800,000	$130,778,000
Deutsche Bank Securities Inc.	125,200,000	113,200,000	43,800,000	130,779,000
Morgan Stanley & Co.
Incorporated	125,200,000	113,200,000	43,800,000	130,778,000
Banc of America Securities LLC.	125,200,000	113,200,000	43,800,000	130,778,000
Lehman Brothers Inc.	125,200,000	113,200,000	43,800,000	130,778,000
	$626,000,000	$566,000,000	$219,000,000	$653,891,000

Underwriters	Class B	Class C-1	Class C-2
Credit Suisse Securities USA LLC	$14,629,000	$7,054,000	$13,200,000
Deutsche Bank Securities Inc.	14,629,000	7,054,000	13,200,000
Morgan Stanley & Co.
Incorporated	14,628,000	7,054,000	13,200,000
Banc of America Securities LLC	14,628,000	7,054,000	13,200,000
Lehman Brothers Inc.	14,628,000	7,054,000	13,200,000
	$73,142,000	$35,273,000	$66,000,000

SCHEDULE I-1

SCHEDULE II
Title of each Class of Designated Securities:

Floating Rate Class A-1 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-1”)
Floating Rate Class A-2 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-2”)
Floating Rate Class A-3 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-3”)
Floating Rate Class A-4 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-4”)
Floating Rate Class B Student Loan-Backed Notes
(for purposes of this Schedule II, “Class B”)
Floating Rate Class C-1 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class C-1”)
Auction Rate Class C-2 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class C-2”)
Aggregate principal amount of each Class:

Class A-1:	$626,000,000
Class A-2:	$566,000,000
Class A-3:	$219,000,000
Class A-4:	$653,891,000
Class B:	$73,142,000
Class C-1:	$35,273,000
Class C-2:	$66,000,000

Price to Public of each Class:

Class A-1:	100.00%
Class A-2:	100.00%
Class A-3:	100.00%
SCHEDULE II-1

Class A-4:	100.00%
Class B:	100.00%
Class C-1:	100.00%
Class C-2:	100.00%
SCHEDULE II-2

Purchase Price by Underwriters of each Class:

Class A-1:	99.830%
Class A-2:	99.790%
Class A-3:	99.760%
Class A-4:	99.730%
Class B:	99.670%
Class C-1:	99.570%
Class C-2:	99.850%
Specified funds for payment of purchase price:       Immediately Available Funds
Indenture: Indenture, dated as of March 29, 2007, among The Bank of New York, as Indenture Trustee, the SLM Student Loan Trust 2007-A, and The Bank of New York Trust Company, N.A., as Trustee.

Maturity:

	Class A-1:	September 2022 Distribution Date
	Class A-2:	September 2025 Distribution Date
	Class A-3:	December 2026 Distribution Date
	Class A-4:	December 2041 Distribution Date
	Class B:	December 2041 Distribution Date
	Class C-1:	December 2041 Distribution Date
	Class C-2:	December 2041 Distribution Date

Interest Rate:

	Class A-1:	2/3-month LIBOR* minus 0.03%
	Class A-2:	2/3-month LIBOR* plus 0.12%
	Class A-3:	2/3-month LIBOR* plus 0.17%
	Class A-4:	2/3-month LIBOR* plus 0.24%
	Class B:	2/3-month LIBOR* plus 0.30%
	Class C-1:	2/3-month LIBOR* plus 0.43%
	Class C-2:	Auction Rate

*	As to initial Accrual Period; thereafter, Three-month LIBOR.
SCHEDULE II-3

Form of Designated Securities:	Book-Entry (DTC, Clearstream, Luxembourg and/or Euroclear)

Time of Delivery:	March 29, 2007
Closing location for delivery of Designated Securities:
Sallie Mae
12061 Bluemont Way
Reston, VA 20190
Names and addresses of Representatives:
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: Jonathan Clark
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Paul Vambutas
Morgan Stanley & Co. Incorporated
1585 Broadway, 10th Floor
New York, New York 10036
Attention: Jack Kattan
SCHEDULE II-4